Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-222233 on Form S-1 of ADT Inc. of our report dated November 12, 2015 relating to the consolidated financial statements of The ADT Corporation and subsidiaries appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boca Raton, Florida

January 5, 2018